Exhibit 99.1

BioTime, Inc. Announces Completion of ES Cell International Pte Ltd Acquisition

Acquisition to Accelerate Development of Research and Therapeutic Products

ALAMEDA, Calif.--(BUSINESS WIRE)--May 3, 2010--BioTime, Inc. (NYSE Amex: BTIM), a biotechnology company that develops and markets products in the field of human stem cells and regenerative medicine, today announced that it has completed its acquisition of the Singapore company ES Cell International Pte Ltd (“ESI”). Established in 2000, ESI has been a worldwide leader in the development of human embryonic stem (“hES”) cell technology, being one of the initial providers of human embryonic stem cell lines to the research community, having filed numerous early stem cell patent applications, and having built important relationships within the worldwide stem cell research community. Additional ESI assets include a bank of six new clinical-grade human embryonic stem cell lines produced following the principles of current Good Manufacturing Practice (“cGMP”), and equity in the Israel-based stem cell therapeutics company Cell Cure Neurosciences, Ltd. BioTime expects that the addition of ESI’s assets and scientific team will enable it to more quickly develop its research products and potential therapeutic products, and establish new commercial relationships.

ESI is based in Singapore’s iconic Biopolis, a world-class biomedical science research and development hub for Asia. The Biopolis has attracted leading researchers and pharmaceutical companies from around the world, not only because of its laboratory facilities and skilled workforce but also because of its proximity to China, India, and other rapidly growing markets. Singapore has a long history as a regional center for product distribution throughout Asia. In addition to research and manufacturing activities, the ESI facility will be a shipping point for BioTime’s product sales in Asia.

Through transactions with ESI’s former shareholders and debtholders, BioTime has acquired all of the outstanding shares and debt instruments of ESI, which has now become a wholly-owned subsidiary of BioTime. ESI has no significant liabilities to third parties, and BioTime has no new debt obligations of its own as a result of this acquisition. In exchange for all of ESI’s shares and debt, BioTime has issued to ESI’s former shareholders and debtholders 1,383,400 BioTime common shares, and warrants to purchase an additional 300,000 common shares at an exercise price of $10 per share. The BioTime warrants issued in the acquisition will expire four years after the date of issue.

“ESI has been responsible for important advances in the field of regenerative medicine,” said Michael D. West, Ph.D., President and Chief Executive Officer of BioTime, Inc. “We are pleased to welcome ESI’s scientific team to BioTime. ESI’s clinical-grade cell banks will provide BioTime with a leading manufacturing platform for a wide array of potential human therapeutic products, and will accelerate the development of our research products. Together with our subsidiary BioTime Asia, Limited, ESI will also advance our business in Asian markets. We also look forward to working with Cell Cure Neurosciences to advance their retinal and neuroscience product development.”

“ESI has been a pioneer in stem cell research and development in Singapore, and its technology and assets provide great synergies with the advanced ACTCellerateTM and ReCyteTM technologies of BioTime,” said Ms. Swee-Yeok Chu, CEO of EDB Investments (“EDBI”), a leading investment firm headquartered in Singapore that invests globally in the biomedical sciences sector. “Through this transaction, ESI’s intellectual property and technology will enhance the development of exciting new products in regenerative and cell therapy at BioTime. We are pleased that BioTime has recognized Singapore’s strengths in infrastructure and business environment and have chosen Singapore as a hub for the manufacture and distribution of products throughout Asia, and we look forward to a productive collaboration in accelerating the marketing of these new and important medical products to researchers and patients.”

Clinical-Grade Human Embryonic Stem Cell Master Cell Banks

The development of clinical-grade human therapeutic products requires high standards of quality control. The detailed procedures for all aspects of production and testing of such products with the potential to impact the safety and quality of a product are commonly called “Current Good Manufacturing Practice” or “cGMP.” The U.S. Food and Drug Administration (“FDA”) enforces cGMP regulations with respect to the manufacturing of human therapeutics for use in the U.S., and virtually every country across the globe maintains some analogous standards for quality control in the manufacture of human therapeutic products.

In 2007, ESI announced the world’s first hES cell lines derived according to the principles of cGMP. ESI and scientists from Sydney IVF, Australia's leading center for infertility and in vitro fertilization (“IVF”) treatment, also published a scientific report titled, “The Generation of Six Clinical-Grade Human Embryonic Stem Cell Lines.” The paper outlined the procedures used to document the production of clinical-grade hES cell lines derived on human feeder cells obtained from an FDA approved source, produced in a licensed cGMP facility, with donor consent and medical screening of donors. Combined with BioTime’s ACTCellerateTM technology that allows the derivation of human embryonic progenitor clonal cell lines with high levels of purity and scalability, BioTime believes that ESI’s clinical-grade master cell banks may be used to generate clonal clinical-grade embryonic progenitor cell lines with a level of purity and quality unsurpassed in the industry. BioTime expects that the acquisition of ESI’s clinical-grade hES cell bank will save the Company years of development time and thereby accelerate the development of clinical-grade progenitor cells for potential use in research products and therapeutic products. BioTime’s research products are co-marketed worldwide by Millipore Corporation.

Intellectual Property

ESI’s patent portfolio includes 20 patent families covering various aspects of hES cell identification, propagation, genetic manipulation, storage, and directed differentiation of hES cells into other cell types (for example differentiating cells into neuronal progenitors, pancreatic progenitors, or cardiomyocytes). ESI currently holds or licenses from others more than 50 issued patents in various countries, including the United States, the UK, Australia, Israel, and Singapore. Combined with BioTime’s existing intellectual property portfolio, these patents now provide BioTime with one of the leading stem cell patent portfolios in the world. BioTime expects that its intellectual property portfolio’s value will continue to grow over time as the stem cell sector expands, creating significant licensing revenue opportunities.

Cell Cure Neurosciences, Ltd.

ESI holds over 49% of the shares of Cell Cure Neurosciences Ltd., an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of dry age-related macular degeneration. The other shareholders of Cell Cure are Hadasit BioHoldings, Ltd. and Teva Pharmaceutical Industries, Ltd.

Background

Regenerative medicine refers to the development and use of therapies based on hES cell or induced pluripotent stem (“iPS”) cell technology. These therapies will be designed to regenerate tissues afflicted by degenerative diseases. The great scientific and public interest in regenerative medicine lies in the potential of hES and induced pluripotent stem (“iPS”) cells to become all of the cell types of the human body. Many scientists therefore believe that hES and iPS cells have considerable potential as sources of new therapies for a host of currently incurable diseases such as diabetes, Parkinson’s disease, heart failure, arthritis, muscular dystrophy, spinal cord injury, macular degeneration, hearing loss, liver failure, and many other disorders where cells and tissues become dysfunctional and need to be replaced.

Since human embryonic stem cells are derived from discarded human embryos created in the process of in vitro fertilization, their use in research has been controversial. However, iPS cells can be created using noncontroversial adult cells, such as skin cells, rather than embryonic cells. The alteration of specific genes in adult cells allows them to be transformed into iPS cells that are very similar to hES cells. BioTime’s stem cell-based therapeutic product development is in the preclinical stages and will require years of extensive testing prior to being used in an effort to treat humans.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly-owned subsidiary, Embryome Sciences, Inc. BioTime’s subsidiary OncoCyte Corporation focuses on the therapeutic applications of stem cell technology in cancer. BioTime also plans to develop therapeutic products in China for the treatment of ophthalmologic, skin, and musculo-skeletal system and hematologic diseases, including the targeting of genetically modified stem cells to tumors as a novel means of treating currently incurable forms of cancer through its subsidiary BioTime Asia, Limited. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment, and other applications. BioTime’s lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime and ESI can be found on the web at www.biotimeinc.com.

About EDB Investments

EDB Investments (“EDBI”) is a leading investment firm headquartered in Singapore with worldwide presence. EDBI invests globally in the innovative and dynamic sector of Biomedical Sciences, as well as in other key industries such as Clean Technologies and Digital Media. As a value-adding investor, EDBI works closely with its portfolio companies, leveraging on its extensive networks and experience to help bridge and drive the companies’ growth strategies for Asia.

For more information please visit www.edbi.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com